CLAIMS SERVICES AGREEMENT

This Claims Services Agreement ("this Agreement") is entered into by and between Mechanical Breakdown Administrators, as a claims administrator ("Servicer"), and American Bankers Insurance Company of Florida ("Company"). This Agreement is effective as of January 1, 1998 (the "Effective Date").

                                   WITNESSETH:

Whereas, Servicer renders claims services for certain insureds; and

Whereas, Company is desirous of contracting with Servicer for the performance of claim services with respect to Company's policies, and Servicer is desirous of performing such services;

NOW, THEREFORE, Company and Servicer, in consideration of mutual promises contained herein and other good and valuable consideration, do hereby contract and agree as follows:

1. SCOPE OF SERVICES

This Agreement shall apply to the coverages issued by Company as described on Schedule "A" attached hereto (hereinafter the "Insurance") for designated customers of Company. Servicer acknowledges that the scope of services hereunder may be expanded in the future and agrees to provide additional claims services for additional areas, as are mutually agreed between Servicer and Company.

2. SERVICER'S DUTIES

Servicer covenants and agrees to act as Company's representative in processing and paying Insurance claims, and shall do the following:

A. provide and maintain, at its own expense, suitable facilities, staff equipment, office supplies and telephone service for the performance of Servicer's responsibilities.

B. certify the eligibility of claimants, determine the validity of claims, and make appropriate investigations as may be necessary.

C. accurately pay legitimate claims in accordance with the terms of Company's policies and procedures, applicable state laws and regulations and in accordance with the standards as agreed between Company and Servicer.

D. process  (pay,  deny or request  additional  information)  all claims  within
twenty-five  (25)  days,  unless  applicable  statute  or  regulation   requires
processing within fewer days.

E. promptly notify Company of any claims that are disputed, fraudulent, or otherwise questionable (including but not limited to any claims involving allegations of improper claim handling, breach of contract, misrepresentation, negligence, breach of statutory duty, and failure to act in good faith), refer such claims to Company for consideration and final decision and act on Company's instructions following such referral.

F. notify Company within forty-eight (48) hours of receipt of any claims-related inquiries from State Insurance Departments or other regulatory agencies.

G. notify Company within forty-eight (48) hours of receipt of any notice or service of threatened, pending, imminent, or existing litigation relating to claims-related matters.

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H. report to Company on an agreed basis all detailed Insurance claim information in format as reasonably specified by Company.

I. perform any other administrative functions incidental to the proper and business-like execution of the claim service function as may be required and mutually agreed to by Company and Servicer or as may be required by applicable law.

J obtain any and all authorizations and licenses, if any, required for Servicer to adjust and settle claims on behalf of Company in all states that Servicer does business hereunder.

K. withhold payment of any claim, where Company has requested that Servicer do so, for such period of time as may be specified by Company.

L. allow Company to conduct periodic on-site audits of all claim files.

M. secure all of Company's drafts and checks in a locked and restricted cabinet.

N. maintain a disaster recovery capability, and furnish a copy of such plan to Company upon request.

O. ensure that all systems used to administer claims for Company are year 2000 compliant.

P. maintain errors and omissions coverage of at least $1,000,000 with a deductible no greater than $50,000, and provide evidence thereof to Company upon request.

In no event shall this Agreement be construed to obviate or constitute a waiver of Company's authority to review and supervise all claims services performed by Servicer.

3. COMPANY'S DUTIES

Company agrees to:

A. provide to Servicer sufficient information concerning coverage in force to enable Servicer to properly execute the claim service function.

B. provide Servicer with copies of the Company's claims policies and procedures.

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
C. make a final decision on any disputed, fraudulent or other questionable claims as may be referred to Company by Servicer under this Agreement.

D. provide Servicer with all necessary claim forms and accounting forms or formats which Company may require Servicer to utilize in performing its duties.

E. provide Servicer with any necessary system training and support to utilize Company's on-line claim system, if applicable.

4. Books and Records

Servicer shall maintain books and records of all transactions in accordance with prudent standards of insurance record keeping for a minimum of seven (7) years after termination of this Agreement, or in accordance with state requirements, whichever is greater.

For each individual claim, Servicer's records shall include:

(a)  the identities of all persons involved in the claim,
(b) an estimated value of the claim and recommended loss reserve established by Servicer,
(c)  a claim reference number designed to follow the progress of the claim, and
(d) information relating to individual claim payments made, and whether such payment was in partial or total satisfaction of the claim, and a history of any claims previously made by such claimant.

Notwithstanding that Servicer may have physical possession of the claim records, all such records shall be and remain the property of Company. Servicer shall provide Company full access to and/or copies of such files and documents as Company may request. Upon termination of this Agreement, Servicer shall forward to Company all records and information relating hereto, or, upon Company's request, destroy such records and information.

This section shall survive termination of this Agreement.

5. TERM AND TERMINATION

This Agreement shall be effective as of the Effective Date stated above and shall continue until terminated as follows:

A. by either party upon written notice to the other party at least ninety (90) days prior to such termination date.

B. by either party for cause. "Cause" shall be defined as a breach of this Agreement which is not cured within thirty (30) days of receipt of written notice by the non-breaching party. During such period, Company, in its sole discretion, may suspend any and all settlements or payments. Upon receipt of such notice, Servicer shall immediately return to Company all blank check stock in its possession.

C. by either party immediately upon written notice in the event the other party:

(1) does not pay, or admits in writing its inability to pay, its debts generally as they become due; or

(2) institutes or has instituted against it any proceeding in bankruptcy or any other insolvency or reorganization proceeding, and such proceeding is not dismissed within thirty (30) days; or

(3) makes an assignment of all or substantially all of its assets for the benefit of creditors.

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
D.   by Company immediately upon written notice in the event:

(1) any material change occurs in the ownership, management or control of Servicer, or substantially all of Servicer's assets are sold; or

(2) Servicer's authority to conduct its business or any part thereof is terminated or restricted by any public authority.

In the event of termination of this Agreement for any reason, Servicer shall continue to provide the claims administration and adjustment services hereunder after the effective date of termination with respect to all claims taking place prior to such termination and shall, unless advised to the contrary by Company, administer such claims to conclusion.

6. INDEMNIFICATION

A. By Servicer

Servicer shall use reasonable care and due diligence in performing its obligations hereunder and all services rendered shall be done with reasonable dispatch and in conformity with all applicable laws and regulations. Servicer shall notify Company immediately of any notice received of any alleged violation thereof and shall promptly correct any such violation, regardless of its cause. Servicer agrees to indemnify Company, its officers, agents and employees, and hold them harmless from any and all liability, loss, damage, costs and expenses, including any extra-contractual damages, as they or any of them from time to time incur resulting from claims, demands, disputes, investigations, proceedings, actions, litigation, or judgments resulting directly or indirectly from Servicer's breach of this Agreement or the negligence, willful misconduct or fraudulent acts of Servicer or any of its officers, agents or employees.

In no event, however, shall Servicer indemnify Company or hold it harmless as hereinbefore specified for the amount of the policy benefits which may be found to be owed by Company, nor shall Servicer be responsible if the liability, loss or damages, costs and expenses arise due to any negligence or willful misconduct or fraudulent acts of Company, its officers, agents (excluding Servicer and its subagents) or employees, or to the extent Servicer follows and complies with Company's claims handling procedures, manuals, guidelines and instructions in accordance with the terms of this Agreement.

Servicer shall pay all reasonable attorney's fees in connection with the defense of any such indemnifiable action should it arise; provided, however, that Company shall have the right to decide whether such action shall be compromised or defended to its final outcome and Company shall direct such compromise or defense.

If any claim payment is made hereunder to an ineligible person by Servicer, or if it is determined that more or less than the correct amount has been paid by Servicer, Servicer then will attempt to recover or adjust such payment, but is not required to initiate court proceedings to effect any such adjustment. If Servicer is unsuccessful in making such adjustments, it shall so notify Company in order that Company may take such appropriate action as may be available.

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
B. By Company

Company agrees to indemnify Servicer, its officers, agents and employees and hold them harmless from any and all liability, loss, damage, costs and expenses as they or any of them may from time to time incur resulting from claims, demands, disputes, investigations, proceedings, actions, litigation or judgments resulting directly or indirectly from the negligence or willful misconduct or fraudulent acts of Company or any of its officers, agents (excluding Servicer and its subagents) or employees; provided, however, that except for the amount of actual policy benefits, Company shall not be obligated to indemnify customer as hereinbefore specified for liability, loss or damages, costs and expenses which arise due to any negligence, willful misconduct or fraudulent acts of Servicer, its officers, agents or employees.

Company shall pay all reasonable attorney's fees in connection with the defense of any such indemnifiable action should it arise; provided, however, that Company shall have the right to decide whether such action shall be compromised or pursued to its final outcome.

C. This section shall survive termination of this Agreement.

7. CONFIDENTIALITY

Neither Company nor Servicer shall disclose or communicate at any time to any other person any confidential information or trade secrets relating to the business of the other party or any affiliate or agent thereof, including but not limited to business methods and techniques, research data, marketing and sales information, customer lists, know-how and any other information concerning the business of the other party or any affiliate or agent thereof, its manner of operation, plans or other data not disclosed to the general public, unless prior written consent is obtained from the other party. This section shall survive termination of this Agreement.

8. INDEPENDENT CONTRACTOR

Servicer shall be an independent contractor, and nothing herein shall be construed to create the relationship of employer/employee, partners or joint venturers between Servicer and Company. Servicer is acting only as an agent of Company and the rights and responsibilities of the parties hereto shall be determined in accordance with the law of agency. Servicer, in performing its obligations hereunder, may exercise its own judgment within the parameters set forth herein.

9. NOTICE

Any notice to Servicer under this section shall be sufficient if addressed to:

                       Gaylen Brotherson, President & CEO
                       Mechanical Breakdown Administrators
                         9419 E. San Salvador, Suite 105
                            Scottsdale, AZ 85258-5510

Any notice to Company under this Addendum shall be sufficient if addressed to:

                Terri Prestage-White. Senior Vice President, CMS
                       American Bankers Insurance Company
                             11222 Quail Roost Drive
                              Miami, FL 33157-6596

Any notice hereunder shall be hand delivered or sent by prepaid commercial overnight courier, and shall be effective upon receipt.

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
10. NO WAIVER

The failure by either party to enforce any provision of this Agreement shall not constitute a waiver of that provision or the party's right to subsequently enforce such provision.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law.

12. INVALID OR UNENFORCEABLE PROVISIONS

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted. To the extent this Agreement requires the approval of any public official or agency, it shall not be effective until such approval shall have been obtained as required by applicable law.

13. ENTIRE AGREEMENT; AMENDMENTS

The terms and provisions contained herein constitute the entire agreement between the parties and supersede any previous communications, representations or agreements, either oral or written, with respect to the subject matter hereof. This Agreement may be amended only by a written document signed by both parties hereto.

14. DELEGATION OF DUTIES

Servicer may seek the advice of experts in performing its duties and obligations under this Agreement; however, Servicer may not delegate its obligations under this Agreement to a company unaffiliated with Servicer, except with the written permission of Company.

15. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of each party, its successors and assigns; however, no right, benefit or interest hereunder may be assigned without the prior written consent of Company.

16. ARBITRATION

In the event of any dispute between Company and Servicer which they are unable to resolve, the dispute shall be submitted to arbitration at the request of their party. The party requesting arbitration shall so notify the other party in writing and shall specify the question or questions to be arbitrated. Within thirty (30) days after receipt of such notification, Company and Servicer shall each select an arbitrator and give the name and address thereof to the other. The two persons selected as arbitrators shall promptly select a competent and disinterested party as a third arbitrator. A decision rendered in writing, signed by any two of the three arbitrators so chosen, shall be final and conclusive on Company and Servicer and judgment may be entered thereon. If a party fails to designate an arbitrator within thirty (30) days after notification by the first designating party, then the entire arbitration panel shall consist of one (1) arbitrator selected by the first designating party. In this event, an arbitration decision shall be rendered in writing and signed by the one (1) arbitrator and shall be conclusive and final on Company and Servicer and judgment may be entered thereon. All expenses of arbitration shall be borne equally by Company and Servicer. Arbitration under these provisions shall be governed by laws of the State of Florida and shall take place in Miami, Florida, unless another location is mutually agreed upon by Company and Servicer. This section shall survive termination of this Agreement.

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
17. COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which together shall be considered one and the same instrument.

18. YEAR 2000

Servicer represents and warrants that it is capable of performing its duties and obligations hereunder in such a manner so as to be "year 2000 compliant." "Year 2000 compliant" shall mean that Servicer's software, hardware, computer systems, procedures and processes shall perform Servicer's obligations under this Agreement without interruption, delay, error or loss of functionality in any way related to or arising from going from the twentieth to the twenty-first century, or from data entry of records that begin with the year 2000.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by respective officers duly authorized to do so.

                                        Executed by or on behalf of Servicer at
Executed on behalf of Company at        Scottsdale, Arizona, this 25th day of
Miami, Florida, this 14th day of        June, 1999
July, 1999

American Bankers Insurance Co.          MBA, INC.
        ("Company")                     ("Servicer")


By: /s/ Terri Prestage-White             By: /s/ Gaylen M. Brotherson
    -----------------------------------      -----------------------------------
    Its: Senior Vice-President               Its: CEO
    Witness:                                 Witness: /s/ Shelley Beesley
            ---------------------------               --------------------------

                                  Schedule "A"

                            DESCRIPTION OF INSURANCE

                               Product/              Settlement        Payment
  Effective Date           Line of Business          Authority        Authority
  --------------           ----------------          ---------        ---------
January 1, 1998          Mechanical Breakdown          $3,500          $3,500
                               Insurance
                                   &
                            Vehicle Service
                               Contracts

                                                                       Exhibit B

                       Claims Authority Processing Options

Option I - Claim payments are issued with account fluids.

* Account submits a weekly claims paid report, listing claim and expense payments issued and voided. A copy of the required report format is attached. (Exhibit A)

* A weekly check or ACH direct deposit would be issued for the net total of the weekly claims paid report.

* Claim payments made in error that cannot be voided should be settled by the account issuing a check to ABIC, providing payment was received based on prior report.

* Account should obtain a completed W-9 form from all vendors/attorneys providing services (ie: independent adjuster). The original should be forwarded to American Bankers for tax reporting purposes.

Option II - Claim payments are issued with American Bankers (ABIC) check stock.

* ABIC would provide the account with a check stock or the account can design checks to meet their format. Checks designed by the account must be in compliance with the check specifications attached. (Exhibit B) Chase Manhattan MUST approve the checks prior to payments being issued. A check number series will be provided by ABIC.

* Account submits a weekly claims paid report, listing claim and expense payments issued and voided. Check copies and voided/spoiled checks should be attached to the weekly report. A copy of the required format is attached. (Exhibit A)

* Claim payments made in error that cannot be voided should be settled by the account issuing a check to ABIC.

* Account should contact American Bankers Claims Accounting Department to request stop payment. The accounting department will notify the account when confirmation of the stop payment(s) has been received and provide approval to re-issue the check(s), if necessary.

* Account should obtain a completed W-9 form from all vendors/attorneys providing services (ie; independent adjuster). The original should be forwarded to American Bankers for tax reporting purposes.

EXHIBIT A

        WEEKLY CLAIMS PAID REPORT

                                                                   CAUSE OF
CHECK NUMBER  CHECK AMOUNT  DATE ISSUED  POLICY NUMBER  LOSS DATE    LOSS    INSURED NAME    PAYEE    TYPE OF PAYMENT*
------------  ------------  -----------  -------------  ---------    ----    ------------    -----    ----------------
   XXXXX        9999.99       MMDDYY       XX XXXXXXX     MMDDYY     XXXXX    XXXXXXXXXX   XXXXXXXXX         X

Type of payment = P = Partial Payment, F = Final, S =Supplemental, E = Expense, V = Void

Report should be in check number order. Please provide explanation for missing checks.

All voided/spoiled checks must be attached to report.

For tax reporting we are required to obtain a W-9 for all vendors. Please include a copy of the invoice for all vendor payments.

                                   EXHIBIT. B

                                      CHASE

                      CHECK SPECIFICATION FORMAT ESSENTIALS

It is important to review and share this information with those involved in creating your check stock. We require 50 VOIDED, BURSTED checks to test prior to usage. The checks are reviewed to ensure the correct information is printed on the face of the checks. The checks are then run through our check processing equipment to test the quality as well as the accuracy of the micr line. We retain two samples for our files. If the enclosed check spec sheet does not meet your requirements, please notify me. CHASE MANHATTAN BANK DELAWARE (CMBD) will test all checks as quickly as possible, usually within 3 work days. If checks are not voided and bursted prior to reaching the bank, a delay in testing may occur.

CHECK SIZE

Recommended Check Size                                     71/2" wide x 3" long

Maximum Check Size                                    81/2|" wide x 3 2/3" long

Minimum Check Sizes

6 digit check numbers                                      7" wide x 23/4" long
8 digit check numbers                                   71/4" wide x 23/4" long
10 digit check numbers                                  71/2" wide x 23/4" long

MICR ENCODING STRIP. AN AREA 5/8" DEEP BY THE LENGTH OF THE CHECK IS RESERVED FOR MICR CHARACTERS. MICR CHARACTERS SHOULD BE WITHIN A 1/4" HIGH BAND WITH A CLEAR BAND OF 3/16" ABOVE AND BELOW THIS STRIP. NO OTHER MAGNETIC INK PRINTING MAY APPEAR IN THIS AREA.

SELF MAILERS

Self mailer checks are not recommended. Checks with perforations on all sides are often not properly bursted and may not be efficiently processed through the various processing points throughout the banking system.

CHECK NUMBER.

CMBD'S reporting system requires that check numbers be no less than 6 digits and, no greater then 10 digits. The check number printed on your check must match the check number printed in the MICR line.

EXHIBIT C

                             DISASTER RECOVERY PLAN

A Disaster Plan is designed to create a state of readiness that will provide an immediate response to any disaster that affects the physical plant and the ability to use the facilities for normal business functions.

OBJECTIVE

The overall recovery objective is to restore critical functions Within 24-72 hours of a disaster occurrence. To facilitate recovery processing, critical business functions are prioritized according to their impact on the day to day operation. Functions related to claims, premium processing and cash management have the highest priority.

PREMISE

The premise for the Disaster Recovery Plan is built upon the following:

* A disaster has occurred causing physical damage to the office facilities and equipment resulting in the inability to use the facility to support normal operations;

* Office facility is inaccessible following the disaster and may remain inaccessible for an extended period of time;

* Computer equipment, software, data, documentation, supplies, etc., located in the building have been damaged or destroyed.

DISASTER DESCRIPTION

A disaster is defined as "any unplanned event which results in the inability of the corporation to support operations within the current environment, requiring relocation of the functions to an alternate processing environment."

ASSUMPTIONS

The Disaster Recovery Plan is based on the following assumptions:

* Recovery procedures have been written such that recovery personnel are not dependent on the availability of any one key individual.

* Various essential materials and resources are stored off-site or are readily available.

     -    Vital records
     -    Hardware and software
     -    Critical forms
     -    Department and account/customer phone lists
     -    Disaster recovery plan
     -    Business procedures.

* Plan review, maintenance and updates are scheduled on a regular basis to ensure that the plan remains current and viable.

* The off-site storage facility, where critical backup files and information are stored, is intact and accessible.

* Organizations external to the corporation, such as customers, vendors, government agencies and others, will be reasonably co-operative during the recovery period.

                         DISASTER RECOVERY PLAN OUTLINE

I.   Telephone contact lists

A.   Key employees by function or department
B.   All Employees
C.   Key vendors
     1.   Phone lines
     2.   Hardware/software
     3.   Alternate office space

D.   All other vendors

II.  Equipment and supplies

A.   Priority functions/departments (24-72 hours)
     1.   Furniture
     2.   Office supplies
     3.   Hardware/software
     4.   Documentation-data files
     5.   Vendors
     6.   Personnel list

B.   Non priority functions/departments
     1.   Furniture
     2.   Office supplies
     3.   Hardware/software
     4.   Documentation-data files
     5.   Vendors
     6.   Personnel list

III. Recovery team tasks

A.   Determine area of disaster. Determine where recovery will occur
B.   Determine telephone/data lines status. Necessary action to reroute/recover
C.   Determine if data processing available or when it will be
D.   Contact employees to inform where and when they need to report
E. Arrange recovery issues with disaster team leader to replace equipment, supplies and recovery of files and data

IV. Set up work place and work force to carry out critical functions of corporation

A.   Monitor staff for fatigues, illness and safety
B. Monitor process and make changes where needed to ensure critical functions are accomplished

V. Set up work place and work force to carry out the non-critical functions of corporation should disaster last beyond week

VI. At end of disaster record what went wrong and what went right and modify The Disaster Recovery Plan